Exhibit 99.4

JOINT FILING AGREEMENT

PURSUANT TO RULE 13d-1(k)(1)

The undersigned acknowledge and agree that the foregoing statement on Schedule 13D is filed on behalf of each of the undersigned and that all subsequent amendments to this statement on Schedule 13D shall be filed on behalf of each of the undersigned without the necessity of filing additional joint filing agreements. The undersigned acknowledge that each shall be responsible for the timely filing of such amendments, and for the completeness and accuracy of the information concerning it contained therein, but shall not be responsible for the completeness and accuracy of the information concerning the others, except to the extent that it knows or has reason to believe that such information is inaccurate. This Agreement may be executed in any number of counterparts and all of such counterparts taken together shall constitute one and the same instrument.

Dated: March 30, 2010

THIRD POINT LLC

By:	Daniel S. Loeb, Chief Executive Officer
By:	/s/ Joshua L. Targoff
Name: Joshua L. Targoff
Title:	Attorney-in-Fact

DANIEL S. LOEB

By:	/s/ Joshua L. Targoff
Name: Joshua L. Targoff
Title:	Attorney-in-Fact

THIRD POINT OFFSHORE MASTER FUND, L.P.

By:	Third Point Advisors II L.L.C., its general
partner
By:	Daniel S. Loeb, Managing Director
By:	/s/ Joshua L. Targoff
Name: Joshua L. Targoff
Title:	Attorney-in-Fact

THIRD POINT ADVISORS II L.L.C.

By:	Daniel S. Loeb, Managing Director
By:	/s/ Joshua L. Targoff
Name: Joshua L. Targoff
Title:	Attorney-in-Fact